UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

StarTek Canada Equipment Financing
On November 17, 2006, StarTek Canada Services, Ltd. (“StarTek Canada”), a subsidiary of StarTek, Inc., entered into a security agreement with Wells Fargo Equipment Finance Company, Inc. (“Wells Fargo Equipment Company”). Pursuant to the agreement and related promissory note, StarTek Canada borrowed approximately $9.6 million Canadian dollars. The loan will be repaid in 48 monthly installments of $225 thousand, which reflects an implicit interest rate of 5.77% per annum, payable on the 20th day of each month commencing December 20, 2006. Borrowings under this agreement are secured by fixed assets and tenant improvements at certain of StarTek, Inc.’s Canadian facilities. StarTek Canada may elect to prepay amounts due under this agreement provided that StarTek Canada notifies Wells Fargo in writing at least 30 days prior to such repayment and pays a “prepayment premium” calculated pursuant to the terms of Schedule A to the security agreement. The obligations of StarTek Canada to repay the principal and interest will become due immediately upon an event of default, which includes (i) any failure to pay an installment payment when due, (ii) any failure to perform any obligation to Wells Fargo Equipment Company, (iii) an event of default occurs under any agreement with Wells Fargo Equipment Company or any other financial institution, (iv) any representation or warranty in connection with this loan is incorrect or misleading, (v) the value of the equipment finance is impaired due to a loss, (vi) StarTek Canada makes an assignment for the benefit of creditors, becomes insolvent, commits an act of bankruptcy, ceases to threatens to cease to do business as a going concern, merges, is subject to a direct or indirect change in control or seeks any arrangement or composition with its creditors, (vii) any proceeding in bankruptcy or liquidation is commenced by or against StarTek Canada or its property, (viii) Wells Fargo Equipment Company in good faith believes and has commercially reasonable grounds to believe that the prospect for payment or performance by StarTek Canada is or is about to be impaired or the equipment is or is about to be placed in jeopardy, or (ix) any guarantor identified below disputes or seeks to terminate its guarantee or becomes bankrupt or impaired. The security agreement, including the related promissory note attached thereto as Schedule A, is attached as Exhibit 10.74 to this Current Report on Form 8-K.

The obligations of StarTek Canada under the security agreement and related promissory note are absolutely and unconditionally guaranteed by StarTek, Inc. and StarTek USA, Inc. (“StarTek USA”). A copy of the Form of Guaranty is attached as Exhibit 10.75 to this Current Report on Form 8-K.

StarTek USA Equipment Financing
Also on November 17, 2006, StarTek USA, a subsidiary of StarTek, Inc., executed a promissory note dated November 13, 2006, with Wells Fargo Equipment Finance, Inc. (“Wells Fargo Equipment, Inc.”). Pursuant to the terms of the agreement, StarTek USA borrowed approximately $4.9 million, to be repaid with interest, equal to 6.38% per annum, in 48 monthly installments of $115 thousand, payable on the last day of each month starting on December 31, 2006. The promissory note is secured by fixed assets and tenant improvements at certain of StarTek, Inc.’s U.S. facilities pursuant to the terms of a security agreement. There is no penalty for early repayment of the borrowed funds. The obligations of StarTek USA to repay the principal and interest will become due immediately upon an event of default, which includes (i) any failure to pay an installment payment when due, (ii) the commencement of any bankruptcy or insolvency proceedings by or against StarTek USA or the guarantors identified below, (iii) the acceleration upon default of any indebtedness StarTek USA or its affiliates owe to Wells Fargo Equipment, Inc. or its affiliates, (iv) any failure to observe or perform any covenants or agreements binding on StarTek USA, (v) any representation or warranty made by StarTek USA to Wells Fargo Equipment, Inc. or made in any financial statements or reports submitted to Wells Fargo Equipment, Inc. shall prove materially false or misleading, (vi) a garnishment, summons or writ of attachment is issued against or served upon Wells Fargo Equipment, Inc. for the attachment of any property of StarTek USA, (vii) StarTek USA or the guarantors identified below are dissolved or liquidated or go out of business, (viii) StarTek USA consolidates or merges with, or sells all or substantially all of its assets to, any other person, or more than 50% of StarTek USA’s voting stock is acquired by a stockholder who did not own voting stock of StarTek USA on the date of the security agreement. A copy of the promissory note and related security agreement is attached as Exhibit 10.76 to this Current Report on Form 8-K.

The obligations of StarTek USA under the promissory note and security agreement are absolutely and unconditionally guaranteed by StarTek, Inc. and StarTek Canada. A copy of the Form of Guaranty is attached as Exhibit 10.77 to this Current Report on Form 8-K.

All of the aforementioned documents related to the StarTek USA’s promissory note and related guarantees were executed on November 17, 2006.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description
10.74	Security Agreement between StarTek Canada Services, Ltd. and Wells Fargo Equipment Finance Company
10.75	Form of Guaranty of StarTek Canada Obligations executed by StarTek, Inc. and StarTek USA, Inc.
10.76	Promissory Note between StarTek USA, Inc. and Wells Fargo Equipment Finance, Inc.
10.77	Form of Guaranty of StarTek USA Obligations executed by StarTek, Inc. and StarTek Canada Services, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: November 21, 2006

By: /s/ Rodd E. Granger
Rodd E. Granger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.74	Security Agreement between StarTek Canada Services, Ltd. and Wells Fargo Equipment Finance Company
10.75	Form of Guaranty of StarTek Canada Obligations executed by StarTek, Inc. and StarTek USA, Inc.
10.76	Promissory Note between StarTek USA, Inc. and Wells Fargo Equipment Finance, Inc.
10.77	Form of Guaranty of StarTek USA Obligations executed by StarTek, Inc. and StarTek Canada Services, Ltd.